   As filed with the Securities and Exchange Commission on February 20, 2001
                                                   Registration No:
                                                                    ------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                             JMAR TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                              3559                         68-0131180
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
          INCORPORATION)                CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                           3956 Sorrento Valley Blvd.
                           San Diego, California 92121
                                 (858) 535-1706

    (Address including zip code and telephone number, including area code of Registrant's principal executive offices and principal place of business)

                            Joseph G. Martinez, Esq.
                                 General Counsel
                           3956 Sorrento Valley Blvd.
                               San Diego, CA 92121
                                 (858) 535-1706

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                               ------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                               CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                Proposed
                                                Maximum           Proposed
Title of each Class of     Amount to be         Offering          Maximum          Amount of
   Securities to be         Registered         Price Per         Aggregate       Registration
      Registered                (1)            Share (2)       Offering Price         Fee
-----------------------------------------------------------------------------------------------
Common Stock                  85,653             $4.17           $  357,173         $ 89.29
===============================================================================================


    (1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholders pursuant to provisions which provide for a change in the amount of the Common Stock issuable thereafter to prevent dilution resulting from stock splits, stock dividends or similar transactions, which shares of Common Stock are registered hereunder.

    (2) Calculated solely for purposes of determining the registration fee and based on the average of the high and low prices for the Common Stock on February 12, 2001 as reported on NASDAQ.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (A), MAY DETERMINE.

PROSPECTUS
                             JMAR TECHNOLOGIES, INC.

                                  85,653 Shares
                                 of Common Stock
                                 ______________


        This Prospectus covers up to 85,653 shares of the common stock of JMAR Technologies, Inc., a Delaware corporation, which may be sold from time to time by the shareholder named in this Prospectus. The Company is not offering any shares under this Prospectus and will not receive any of the proceeds from the sale of these shares. Our common stock is traded on the Nasdaq National Market under the symbol "JMAR". On February 12, 2001, the closing sale price for the common stock as reported on the Nasdaq National Market was $4.03 per share.

        The selling shareholder may sell the shares of common stock offered by this Prospectus from time to time in transactions on the open market or in negotiated transactions, in each case at prices satisfactory to it.


SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        No person has been authorized by us to give any information or to make any representations about the offering of common stock made by this Prospectus other than the information and representations contained in this Prospectus. Accordingly, you should not rely on information outside of this Prospectus. This Prospectus is not an offer to sell or buy any security other than the common stock offered by this Prospectus; it is not an offer to sell or buy securities in any jurisdiction in which such offer is not qualified; and it is not an offer to buy or sell securities to any person to whom such offer would be unlawful. The information in this Prospectus is current as of the date of this Prospectus. Your receipt of this Prospectus does not mean that there has been no change in the affairs of JMAR Technologies, Inc. since the date of this Prospectus or that the documents which are incorporated by reference in this Prospectus are correct as of any date after the date of such documents.

                The date of this Prospectus is March __, 2001

                       WHERE YOU CAN FIND MORE INFORMATION


        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Information concerning us is also available for inspection at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus until the termination of the offering:

-    Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

-    Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

-    Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

-    Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

-    Current Report on Form 8-K filed February 15, 2000;

- The description of our common stock contained in our registration statement on Form 8-A, filed on April 3, 1990, including any amendment or report filed for the purpose of updating the description; and

- The description of our Preferred Share Purchase Rights contained in our registration statement on Form 8-A filed on March 8, 1999.

        This Prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock. You may request a copy of these filings at no cost. Please direct your requests to:

                      JMAR Technologies, Inc.
                      5800 Armada Drive
                      Carlsbad, California  92008
                      Attention: Dennis Valentine
                      (760) 602-3292

        You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents.


                               PROSPECTUS SUMMARY

        The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information included in this Prospectus and incorporated herein by reference.

        Founded in 1987, San Diego, California-based JMAR Technologies, Inc. (the "Company" or "JMAR") is a semiconductor industry-focused company. JMAR provides a full range of measurement and inspection systems for high-precision, sub-micron manufacturing applications and is a leading developer of proprietary advanced laser and X-ray light sources for high-value microelectronics manufacturing and metrology applications. It has also adapted some of its key semiconductor manufacturing technology to the biochip manufacturing industry. In addition, JMAR is a provider of custom and standard high performance semiconductors for the broad electronics market. JMAR's two business segments, both located in Southern California, are as follows:

        MICROELECTRONICS EQUIPMENT - This segment includes the operations of JMAR Precision Systems, Inc. ("JPSI"), JMAR Research, Inc. ("JRI") and JMAR NanoLight. The Company manufactures state-of-the-art precision measurement, motion control and light-based manufacturing systems for the microelectronics industry, including high-performance laser-light based precision systems for repairing defective semiconductors and fabricating advanced biomedical products; and conceives and creates leading-edge microelectronics manufacturing systems based on the Company's patented X-ray and other advanced light sources for higher-performance semiconductor manufacturing and inspection.

        SEMICONDUCTOR PRODUCTS AND PROCESSES - JMAR Semiconductor, Inc. ("JSI") is a "fabless" supplier of semiconductors using advanced software design tools and established semiconductor manufacturing facilities (foundries) throughout the world, focusing on the development and delivery of high performance custom and standard microcircuits for the telecommunications, commercial and military marketplaces with emphasis on broadband telecommunications applications. JSI also provides high value technology services related to semiconductor fabrication and production processes.

        The Company maintains its executive offices at 5800 Armada Drive, Carlsbad, California 92008 and its telephone number is (760) 602-3292. Unless otherwise indicated, all references to the Company include the Company and its subsidiaries.

                                  RISK FACTORS


YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


- OUR CASH REQUIREMENTS ARE SIGNIFICANT AND IF WE DO NOT GENERATE SUFFICIENT FUNDS FROM OPERATIONS OR OBTAIN ADDITIONAL FINANCING WE MAY BE UNABLE TO CONTINUE OUR PRESENT PRODUCT DEVELOPMENT ACTIVITIES OR PURSUE OUR PRESENT ACQUISITION STRATEGIES.

        Our cash requirements have been and will continue to be significant. Our cash used in operating activities for the years ended December 31, 1997, 1998 and 1999 and for the nine months ended September 30, 2000 was $1,951,488, $40,580, $2,709,394 and $1,426,218, respectively. These negative cash flows are primarily related to recent operating losses and increases in current assets, primarily accounts receivable and inventories. To the extent we require additional financing, in connection with our product development activities or for acquisitions or otherwise, we cannot assure you that such future financings will be available to the Company on acceptable terms. The Company incurred a net loss of $2,248,994 for the year ended December 31, 1999 and a net loss of $1,806,419 for the nine months ended September 30, 2000. Further losses would consume additional cash and could cause the Company to require additional financing to sustain its planned levels of product development and acquisition strategies.

- OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY. AS A RESULT, WE MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS AND INVESTORS, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

        Our quarterly revenues and operating results have fluctuated in the past and may continue to vary from quarter to quarter due to a number of factors, many of which are not within our control. If our operating results do not meet the expectations of securities analysts or investors, our stock price may decline. Fluctuations in our operating results may be due to a number of factors, including the following:

        - the volume of our product sales and pricing concessions on volume sales;

        - the timing, rescheduling or cancellation of significant customer orders;

        -   the gain or loss of a key customer;

        - silicon wafer pricing and the availability of foundry and assembly capacity and raw materials;

        - our ability to specify, develop, complete, introduce, market and transition to volume production new products and technologies in a timely manner;

        - the rate at which our present and future customers and end users adopt our technologies and products in our target markets;

        - our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities and at the compensation levels that we need to implement our business and product plans;

        -   changes in our product or customer mix;

        -   the level of orders received that we can ship in a fiscal quarter;

        - economic and market conditions in the semiconductor product and semiconductor equipment industries; and

        -   general economic and market conditions.

- IF WE ARE UNSUCCESSFUL IN ACHIEVING MARKET ACCEPTANCE OF OUR NEW PRODUCTS, OUR BUSINESS MAY SUFFER.

        The markets for certain of the Company's existing products may be saturated. There can be no assurance that the Company will achieve greater penetration in such markets. Achieving market acceptance for the Company's new and proposed products requires substantial marketing and sales efforts and the expenditure of significant funds to create customer awareness of and demand for the Company's products. We cannot assure you that recent or future additions to the Company's product lines will achieve significant market acceptance or result in significantly increased levels of revenues.

- IF OUR PRODUCT DEVELOPMENT PROGRAMS ARE NOT SUCCESSFUL, IT COULD HARM OUR BUSINESS.

        The development of sophisticated laser systems, microelectronics manufacturing products and semiconductor chips is a lengthy and capital intensive process and is subject to unforeseen risks, delays, problems and costs. We cannot assure you that we will be able to successfully develop any additional products or enhance our existing products, or that unanticipated technical or other problems will not occur which would result in delays in the Company's development program.

        The Company's x-ray source development program, intended to produce x-ray sources for semiconductor lithography and for semiconductor inspection and related processes, has been a technologically challenging effort which has taken several years to achieve its current results. Additional efforts are ongoing to increase the x-ray power output of the Company's x-ray sources to meet commercially viable requirements for the silicon wafer market. Although the Company believes it will resolve these challenges, the failure to do so within the time demanded by potential customers could have a material adverse impact on the success of the Company's efforts to manufacture and sell its x-ray source equipment.

        The Company's efforts to design, fabricate and sell its new semiconductor products are dependent upon its ability to identify opportunities for new semiconductor designs, retain a sufficient number of design engineers, successfully integrate its designs with the manufacturing processes of the semiconductor foundries it uses, and obtain sufficient production capacity for its chips. Any one of these factors could result in the failure to successfully introduce the Company's new semiconductor products and to develop, introduce and sell its planned future semiconductor products, which would have an adverse impact on the Company.

- WE DEPEND ON THIRD PARTIES FOR MANUFACTURING OUR SEMICONDUCTOR CHIP PRODUCTS AND OUR SEMICONDUCTOR BUSINESS WILL BE ADVERSELY AFFECTED IF THE MANUFACTURE OF OUR CHIPS IS INTERRUPTED OR DISCONTINUED.

        Our semiconductor manufacturing subsidiary, JMAR Semiconductor, Inc., is a "fabless" semiconductor operation, meaning that it contracts out the manufacture of the chips it designs and sells. The demand for outside semiconductor fabrication is great. Although JMAR Semiconductor, Inc. currently has established arrangements with certain manufacturers for its initial requirements, we cannot assure that our requirements will be met beyond the next several years. The failure to maintain satisfactory arrangements with semiconductor fabrication facilities at a reasonable cost will adversely impact the timing of our future semiconductor product introductions and would have an adverse impact on our business.

- WE DEPEND ON THIRD PARTY SUPPLIERS OF VARIOUS COMPONENTS FOR OUR EQUIPMENT BUSINESSES AND OUR BUSINESS WILL BE HARMED IF THE SUPPLY OF KEY COMPONENTS IS INTERRUPTED OR DISCONTINUED.

        Our equipment businesses, JMAR Precision Systems, Inc. and JMAR Research, Inc., are dependent on third party suppliers for components used in the development and manufacture of our products. If certain key components are delayed or unavailable, we might have to reengineer our products, resulting in delays and increased costs, or we may have to pay other suppliers more to obtain those components, which could adversely affect our business.

- THE SUCCESS OF OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO COMPETE EFFECTIVELY, PARTICULARLY AGAINST LARGER, MORE ESTABLISHED COMPANIES WITH GREATER RESOURCES.

        The markets for the Company's products are highly competitive and are characterized by rapid technological change and evolving industry standards. Development by others of new or improved products, processes or technologies may make the Company's products obsolete or less competitive. The ability of the Company to compete is dependent on the Company's ability to continually enhance and improve its products and to successfully develop and market new products. Many of the Company's competitors have greater financial, managerial and technical resources than the Company. There can be no assurance that the Company will successfully differentiate itself from its competitors, that the market will consider the Company's products to be superior to its competitors' products or that the Company will be able to adapt to evolving markets and technologies, develop new products or achieve and maintain technological advantages.

- WE RELY ON FUNDING FROM THE U.S. DEPARTMENT OF DEFENSE FOR A SIGNIFICANT PORTION OF OUR RESEARCH AND DEVELOPMENT ACTIVITIES AND WOULD BE ADVERSELY AFFECTED IF THOSE FUNDS WERE CURTAILED IN THE NEAR FUTURE.

        Certain of the Company's research and development activities are dependent on Government sponsorship, particularly by the U.S. Department of Defense ("DOD"). The DOD's overall budget, and the Company's participation therein, are subject to reduction based upon a number of factors, including general budgetary constraints, shifting priorities of the specific governmental agency which sponsors the funding and the Company's own performance under its contracts with the Government, and there can be no assurance that the Company will continue to receive funding from Government sources at similar levels in the future.

- IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL, HIGHLY SKILLED PERSONNEL REQUIRED FOR THE EXPANSION OF OUR ACTIVITIES, OUR BUSINESS WILL SUFFER.

        The success of the Company is substantially dependent on the efforts of certain key personnel of the Company. The loss of such key personnel could adversely affect the Company's business and prospects. In such event, there can be no assurance that the Company would be able to employ qualified persons on terms favorable to the Company. In seeking and retaining qualified personnel, the Company is required to compete with companies having greater financial and other resources than the Company. Since the future success of the Company is dependent upon its ability to retain or attract qualified personnel, the Company's failure to do so could have an adverse impact on the business of the Company.

- CERTAIN OF OUR BUSINESS AREAS ARE SUBJECT TO GOVERNMENT REGULATIONS AND IF WE FAIL TO COMPLY WITH THOSE REGULATIONS, THOSE BUSINESS AREAS MAY SUFFER.

        Our X-ray lithography program conducted by our JMAR Research division has been funded primarily by government contracts from the Defense Advanced Research Projects Agency (DARPA) and our JMAR Semiconductor division has received other government funding in the past and may receive similar funding in the future. These businesses are subject to various government regulations in connection with their government R&D contract work. In addition, these portions of the Company's business are subject to audit by the U.S. Government (the "Government") of the costs incurred under Government contracts and to safety audits by various Government agencies. The failure by the Company to comply with these government regulations could jeopardize existing and future funding.

- WE RELY IN PART ON FOREIGN SALES AND THAT PART OF OUR BUSINESS COULD BE HARMED BY ECONOMIC AND POLITICAL INSTABILITY, FLUCTUATIONS IN FOREIGN CURRENCY, CHANGES IN IMPORT/EXPORT REGULATIONS AND DUTIES AND OTHER TRADE RESTRICTIONS.

        The Company derives a portion of its revenues from shipments to foreign markets and expects to continue to be dependent upon such markets. Revenues from shipments to foreign markets were $8,938,375, $7,955,543 and $2,813,687 for the years ended December 31, 1997, 1998 and

1999, respectively. Although the Company denominates its foreign shipments in U.S. dollars, it is subject to various risks inherent in foreign trade, including economic or political instability, shipping delays, fluctuations in foreign currency rates, custom duties and import quotas and other trade restrictions, all of which could have a significant impact on the Company's ability to deliver its products on a timely and competitive basis.

- ASSERTING, DEFENDING AND MAINTAINING INTELLECTUAL PROPERTY RIGHTS IS DIFFICULT AND COSTLY AND THE FAILURE TO DO SO COULD HARM OUR ABILITY TO COMPETE AND THE RESULTS OF OUR OPERATIONS.

        The Company relies, to a significant extent, on patents, trade secrets and confidentiality agreements to protect its proprietary technology. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, or that patents will not be circumvented or invalidated, or that the Company's products do not and will not infringe on patents or violate proprietary rights of others. In the event a patent infringement claim is asserted against the Company, or the Company is required to enforce its rights under an issued patent, the cost of such actions may be very high, whether or not the Company is successful. While the Company is unable to predict what such costs, if any, will be if the Company is obligated to pursue patent litigation, its ability to fund its operations and to pursue its business goals may be substantially impaired.

- IF OUR OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED IT WILL RESULT IN DILUTION.

        As of February 1, 2001, we had outstanding 22,232,490 shares of Common Stock, substantially all of which are freely tradable without restriction or further registration under the Securities Act. Affiliates may sell the shares they own pursuant to Rule 144, subject to certain notice filing and volume limitations.

        As of February 1, 2001, there were 3,351,580 shares of Common Stock subject to issuance upon exercise of outstanding options and warrants. To the extent that outstanding options and warrants are exercised prior to their expiration dates, additional equity investment funds will be paid into the Company at the expense of dilution to the interests of the Company's stockholders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants and other securities can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such securities. The exercise of the Company's outstanding warrants and options and sale of the shares issued upon exercise could adversely affect the market price of the Common Stock.

- IF PRODUCT LIABILITY CLAIMS ARE BROUGHT WHICH EXCEED OUR LIABILITY INSURANCE LIMITS THE COMPANY'S BUSINESS WOULD BE HARMED.

        The Company may be exposed to potential product liability claims arising out of the use of the Company's products. Although the Company currently maintains product liability insurance, there can be no assurance that such insurance will be sufficient to cover potential claims or that the present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured successful claim against the Company could have a material adverse affect on the Company.

-    THE COMPANY DOES NOT PRESENTLY INTEND TO PAY CASH DIVIDENDS TO ITS
     SHAREHOLDERS.

        The Company has never paid cash dividends and intends, for the foreseeable future, to retain its earnings, if any, to finance its business. Future dividend policy will depend on the Company's earnings, capital requirements, financial condition, debt covenants and other factors considered relevant by the Company's Board of Directors.

- THE COMPANY'S ABILITY TO USE ITS ENTIRE NET OPERATING LOSS CARRYFORWARD IS LIMITED BY PRIOR CHANGES IN OWNERSHIP AND MAY BE FURTHER LIMITED IN THE FUTURE.

        Realization of future tax benefits from utilization of the Company's net operating loss carryforwards for income tax purposes is limited by changes in ownership in 1990, 1992 and 1993. In addition, the net operating losses of acquired companies are also subject to separate change of ownership limitations.

- IF WE ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN THE COMMON STOCK, IT COULD RESULT IN THE DECREASE IN MARKET PRICE OF THE COMMON STOCK AND COULD DELAY OR PREVENT A CHANGE IN CONTROL OF THE COMPANY.

        The Company's Board of Directors is authorized to issue up to 5,000,000 shares of Preferred Stock, of which no shares are currently outstanding. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of Preferred Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.



                                 USE OF PROCEEDS


        The shares of Common Stock are being registered by this Registration Statement to enable the Selling Stockholder to publicly sell these shares should it choose to do so in the future. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

                              SELLING STOCKHOLDERS


        The following table sets forth as of February 12, 2001 certain information regarding the beneficial ownership of the Company's Common Stock by the Selling Stockholder. Except as provided below, the Selling Stockholder shown in the table has sole voting and investment power with respect to the shares.

                                                                         Number of     Percent of
                              Number of                                    Shares        Shares
                              Shares of                                  Remaining     Outstanding
                                Common      Percent of     Number of       if All        if All
                                Stock        Shares of       Shares        Shares        Shares
                             Beneficially  Common Stock      Being       Registered    Registered
Name                            Owned       Outstanding    Registered     Are Sold      Are Sold
----                         ------------  ------------    ----------    ----------    -----------
Auerbach, Pollak and           275,000         1.22%         85,653        189,347        0.84%
Richardson, Inc. (1)


(1) These shares are issuable under Warrants issued to Auerbach in settlement of a dispute over the exercisability of a previous Warrant granted to Auerbach as part of the fee paid for its services as Warrant Solicitation Agent in connection with the redemption of the Company's Public Warrants in March, 2000. Neither Auerbach nor any of its affiliates hold any position or office with the Company or have any other material relationship with the Company other than as a holder of the securities listed above.


                              PLAN OF DISTRIBUTION

        Following the date of this Prospectus, the Selling Stockholder will be able to sell shares covered hereunder from time to time in one or more transactions in the over-the-counter market at prices and on terms prevailing on the date of the sale or in negotiated transactions or otherwise. The Company has not been advised when, or even whether, the Selling Stockholder intends to sell such shares.

        The Selling Stockholder may pay customary brokerage commissions on the sale transactions. The Selling Stockholder and the brokers and dealers through whom sales of the shares are made may be deemed "underwriters" within the meaning of the Act and any and all payments to brokers/dealers associated with a distribution may be considered to be underwriting compensation. The Company has agreed to indemnify Auerbach, Pollak and Richardson, Inc. against certain liabilities, including those arising under the Securities Act of 1933. If the Selling Stockholder should, collectively, engage a broker or dealer to sell a material portion of the Common Stock offered hereby, the Company may be required to file a post-effective amendment to this Registration Statement to show a change in the plan of distribution. The shares of Common Stock will be offered on a delayed or continuous basis pursuant to Rule 415 under the Act.

                                     EXPERTS

        The consolidated financial statements and schedule of JMAR Technologies, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.



                                  LEGAL MATTERS

        The legality of the Securities offered hereby is being passed upon for the Company by Joseph G. Martinez, Esq., Vice President and General Counsel of the Company. Mr. Martinez is an officer of the Company and has beneficial ownership of 60,872 shares of Common Stock of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an itemized statement of expenses of the Company in connection with the issuance and sale of the securities being registered:

                                                                     Amount
                                                                  ------------
Securities and Exchange Commission registration fee ........      $    89.29

Printing expenses ..........................................          500.00

Accounting fees and expenses ...............................          250.00

Legal fees and expenses ....................................            0.00

Miscellaneous expenses .....................................          160.71
                                                                  ----------
                     Total .................................      $ 1,000.00


        The amounts are estimated except for the registration fee. The Company has agreed to pay the above expenses of the Selling Stockholder in connection with the Offering.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article V of the Bylaws of the Company provides that directors, officers, employees and agents of the Company or a subsidiary of the Company shall be indemnified against liabilities incurred by them while acting in such capacities, including liabilities arising under the Securities Act, except to the extent prohibited by then applicable law. Article V also provides for the advance of expenses incurred in defending any proceeding prior to the final disposition thereof, except to the extent prohibited by then applicable law. The right of indemnification provided shall not be exclusive of any right the party may have by law, or under any agreement, insurance policy, vote of the Board of Directors or Stockholders or otherwise. The Company shall have the power to purchase and maintain insurance on behalf of any indemnifiable party against any liability asserted against or incurred by the indemnifiable party in such capacity.

        Section 145 of the Delaware General Corporation Law generally provides that indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

        The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined, under certain circumstances, in his capacity as a director or officer of the Company or any of its subsidiaries.

        For a description of the SEC's position on indemnification, see the last paragraph of Item 17, "Undertakings" which is incorporated by reference in response to this Item 15.

ITEM 16.       EXHIBITS


 EXHIBIT NO.                            DESCRIPTION
------------        ------------------------------------------------------------
4.1(1)              Form of Common Stock Certificate

4.2(2)              Rights Agreement, dated as of February 12, 1999

5.1                 Opinion of Joseph G. Martinez, Esq., Vice President and
                    General Counsel of the Company

23.1 Consent of Joseph G. Martinez is included in Exhibit 5.1 hereto.

23.2*               Consent of Arthur Andersen LLP.

24.1 Power of Attorney (see signature page in Part II of this Registration Statement).

--------------------
*         To be filed

(1) Incorporated by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (No. 33-47390) filed on April 22, 1992 and amended November 23, 1992, January 11, 1993, January 27, 1993, February 9, 1993, February 11, 1993, February 12, 1993 and declared effective on February 16, 1993.

(2) Incorporated by reference to the exhibit filed with the Company's Registration Statement on Form 8-A filed on March 8, 1999.


ITEM 17. UNDERTAKINGS

The undersigned Company hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)    To include any prospectus required by Section 10
                             (a) (3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 20th day of February, 2001.

                                  JMAR TECHNOLOGIES, INC.

                                  By: /s/ Joseph G. Martinez
                                      ------------------------------------------
                                      Joseph G. Martinez,
                                      Vice President and
                                      General Counsel

                                POWER OF ATTORNEY

We, the undersigned directors of JMAR Technologies, Inc. and each of us, do hereby constitute and appoint Joseph G. Martinez and Dennis E. Valentine, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents, or any one of them may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on February 20, 2001, in the capacities indicated.


           Signature                       Title
           ---------                       -----
/s/ JOHN S. MARTINEZ                       Chairman of the Board,
------------------------------------       Chief Executive Officer and Director
John S. Martinez


/s/ DENNIS E. VALENTINE                    Chief Financial Officer and Principal
------------------------------------       Accounting Officer
Dennis E. Valentine


/s/ JAMES H. BANISTER, JR.                 Director
------------------------------------
James H. Banister, Jr.


/s/ C. NEIL BEER                           Director
------------------------------------
C. Neil Beer


/s/ VERNON H. BLACKMAN                     Director
------------------------------------
Vernon H. Blackman


/s/ BARRY RESSLER                          Director
------------------------------------
Barry Ressler